UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2022 (November 16, 2022)

ClearOne, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33660	87-0398877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5225 Wiley Post Way, Suite 500, Salt Lake City, Utah		84116
(Address of principal executive offices)		(Zip Code)
+1 (801) 975-7200
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001	CLRO	The NASDAQ Capital Market

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 16, 2022 ClearOne, Inc. (the “Company”) held its 2022 annual meeting of shareholders (the “Annual Meeting”) at which shareholders voted on two proposals listed below. The final voting result with respect to the proposal is also set forth below. As of September 29, 2022, the record date for the Annual Meeting, there were 23,952,555 shares of common stock issued and outstanding.

1.	Election of Directors: All five directors were re-elected to serve terms expiring at the 2022 annual meeting of shareholders or until their successors are duly elected and qualified.

Nominee	Votes for	Votes withheld	Votes abstained	Broker non-votes
Larry R. Hendricks	14,057,026	387,822	—	5,948,194
Lisa B. Higley	13,512,186	932,662	—	5,948,194
Eric L. Robinson	13,508,984	935,864	—	5,948,194
Bruce Whaley	14,045,154	399,694	—	5,948,194

2.	Advisory vote on the compensation of the Company’s named executive officers: Shareholders approved the compensation of the Company’s named executive officers.

Votes for	Votes against	Votes abstained	Broker Non-votes
13,428,891	991,785	24,173	5,948,193

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE, INC.

Date: November 18, 2022	By:	/s/ Narsi Narayanan
Narsi Narayanan
Chief Financial Officer